EXHIBIT 99.1

CVS Announces ‘Best and Final’ Enhancements to Caremark Merger Proposal

WOONSOCKET, R.I., March 8, 2007 - CVS Corporation (NYSE: CVS) announced today the following enhancements to its proposal to merge with Caremark Rx, Inc. (NYSE: CMX):

•	CVS and Caremark have agreed to increase the special cash dividend payable to Caremark shareholders promptly following closing of the merger to $7.50 per share.
•
Consistent with (and in lieu of) the previously announced accelerated share repurchase program, promptly following closing of the merger CVS/Caremark will commence a cash tender offer for 150 million (or about 10%) of its outstanding shares at a fixed price of $35 per share.

CVS also stated that the enhanced merger proposal constitutes a “best and final” offer. The special meeting of CVS shareholders to approve the transaction will be held on March 15, 2007 and the special meeting of Caremark shareholders for the same purpose will be held on March 16, 2007.

The original terms of the CVS/Caremark merger agreement remain unchanged. Caremark shareholders will receive 1.67 shares of CVS/Caremark stock for each share of Caremark they own. On a pro forma basis, CVS stockholders will own 54.5% of CVS/Caremark and Caremark shareholders will own 45.5%.

In light of this announcement, CVS urged Caremark shareholders to recognize the compelling immediate value and long-term benefits of the CVS transaction. In that regard, the CVS/Caremark merger will be solidly accretive to earnings and cash flow in 2008 and the combined company is expected to retain a solid investment grade rating. Also, the $35 per share tender offer price underlines CVS’ confidence in the compelling long-term value proposition of the CVS/Caremark combination. Further, the merger will create the premier pharmacy services provider in the nation with unmatched ability to drive many of the changes that will reshape the healthcare industry in the coming years.

In addition, CVS asked Caremark shareholders to consider the following as the March 16 vote approaches:

•	The CVS/Caremark merger has cleared all regulatory hurdles (including FTC approval) and will be ready to close in mid-March immediately following the approval of both CVS and Caremark shareholders.

•	If the CVS/Caremark deal were voted down on March 16, the Express Scripts Inc. (NASDAQ:ESRX) transaction may never close and would certainly encounter substantial delay:
o	By its own admission, Express Scripts is virtually certain to receive a second request from the FTC; accordingly, it may never get antitrust approval from the FTC or the 22 State Attorneys General who are currently investigating the anti-competitive effects of the Express Scripts transaction.
o
Express Scripts may never satisfy the many conditions to its offer and may simply walk away from the transaction leaving Caremark shareholders with a damaged company having suffered significant client attrition and missed the entire 2007 selling season.

o
Express Scripts’ shareholders would likely vote down this ill-conceived takeover attempt when they consider the resulting dilution (Express Scripts shareholders would own just 43% of the combined company) and the high degree of leverage required to complete the transaction (the combined company would be a junk credit).

“The Express Scripts’ offer for Caremark remains fraught with risk, challenges and certain loss of shareholder value,” said Tom Ryan, Chairman, President and CEO of CVS. “In contrast, our best and final merger proposal provides Caremark shareholders with real and deliverable value and is based on a compelling strategic rationale. CVS/Caremark will be an investment grade company uniquely positioned to offer employers and consumers new products and services that will reduce costs, improve outcomes, accelerate revenue growth and create substantial shareholder value. We remain confident that Caremark shareholders will endorse this view by voting in favor of the merger on March 16 based on the intrinsic value of our strategic combination and without regard to nominal changes in the short-term value of an illusory offer from Express Scripts.”

About CVS

CVS is America's largest retail pharmacy, operating approximately 6,200 retail and specialty pharmacy stores in 43 states and the District of Columbia. With more than 40 years of dynamic growth in the retail pharmacy industry, CVS is committed to being the easiest pharmacy retailer for customers to use. CVS innovatively serves the healthcare needs of all customers through its CVS/pharmacy stores; its online pharmacy, CVS.com; its retail-based health clinic subsidiary, MinuteClinic; and its pharmacy benefit management, mail order and specialty pharmacy subsidiary, PharmaCare. General information about CVS is available through the Investor Relations portion of the Company's website, at http://investor.cvs.com, as well as through the pressroom portion of the Company's website, at www.cvs.com/pressroom.

Certain Information Regarding the Tender Offer After Closing of the Merger

The information in this press release describing CVS’ planned tender offer following closing of the CVS/Caremark merger is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell shares of CVS/Caremark’s common stock in the tender offer. The tender offer will be made only pursuant to the Offer to Purchase and the related materials that CVS/Caremark will distribute to its shareholders and only if the CVS/Caremark merger is consummated. Shareholders should read the Offer to Purchase and the related materials carefully because they contain important information, including the various terms and conditions of the tender offer. Subsequent to the closing of the CVS/Caremark merger, shareholders of CVS/Caremark will be able to obtain a free copy of the Tender Offer Statement on Schedule TO, the Offer to Purchase and other documents that CVS/Caremark will be filing with the Securities and Exchange Commission from the Commission’s website at www.sec.gov. Shareholders may also obtain a copy of these documents, without charge, from Morrow & Co., Inc., the information agent for the tender offer, toll free at 1 (800) 245-1502 when these documents become available. Shareholders are urged to carefully read these materials prior to making any decision with respect to the tender offer. Shareholders and investors who have questions or need assistance may call Morrow & Co., Inc., the information agent for the tender offer, toll free at 1 (800) 245-1502.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about CVS and Caremark. When used in this document, the words "anticipates", "may", "can", "believes", "expects", "projects", "intends", "likely", "will", "to be" and any similar expressions and any other statements that are not historical facts, in each case as they relate to CVS or Caremark or to the combined company, the management of either such company or the combined company or the transaction are intended to identify those assertions as forward-looking statements. In making any of those statements, the person making them believes that its expectations are based on reasonable assumptions. However, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements, including, without limitation, statements relating to anticipated accretion, return on equity, cost synergies, incremental revenues and new products and offerings, are subject to numerous risks and uncertainties. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of CVS and Caremark, including macroeconomic condition and general industry conditions such as the competitive environment for retail pharmacy and pharmacy benefit management companies, regulatory and litigation matters and risks, legislative developments, changes in tax and other laws and the effect of changes in general economic conditions, the risk that a condition to closing of the transaction may not be satisfied, the risk that a regulatory approval that may be required for the transaction is not obtained or is obtained subject to conditions that are not anticipated and other risks to consummation of the transaction. The actual results or performance by CVS or Caremark or the combined company, and issues relating to the transaction, could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of CVS or Caremark, the combined company or the transaction.

Important Information for Investors and Stockholders

A Registration Statement on Form S-4, containing a joint proxy statement and prospectus relating to the proposed merger of Caremark and CVS, was declared effective by the Securities and Exchange Commission on January 19, 2007. CVS and Caremark urge investors and shareholders to read the joint proxy statement/prospectus and any other relevant documents filed by either party with the SEC because they will contain important information.

Investors and shareholders may obtain the joint proxy statement / prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by CVS will be available free of charge on the investor relations portion of the CVS website at http://investor.cvs.com. Documents filed with the SEC by Caremark will be available free of charge on the investor relations portion of the Caremark website at www.caremark.com.

CVS and certain of its directors and executive officers are participants in the solicitation of proxies from the shareholders of CVS in connection with the merger. A description of the interests of CVS’s directors and executive officers in CVS is set forth in the proxy statement for CVS’s 2006 annual meeting of shareholders, which was filed with the SEC on March 24, 2006 and in the joint proxy statement/prospectus referred to above. Caremark, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the merger. A description of the interests of Caremark’s directors and executive officers in Caremark is set forth in the proxy statement for Caremark’s 2006 annual meeting of shareholders, which was filed with the SEC on April 7, 2006 and in the joint proxy statement/prospectus referred to above.

Contact:	CVS
Investors:
Nancy Christal, 914-722-4704
Media:
Eileen Howard Dunn, 401-770-4631